CUSIP No. 63909J108	Page 1 of 1

Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the statement on Schedule 13G with respect to the Common Stock, par value $0.0001 per share, of Nautilus Biotechnology, Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

VCVC V LLC		VC CAPITAL HOLDINGS COLUMBIA LLC
By: VCVC Management V LLC, its manager		By: VCHC Management LLC, its manager
By: Cercano Legacy Manager LLC, its manager		By: Cercano Legacy Manager LLC, its manager

By:	/s/ Yongbai Choi	By:	/s/ Yongbai Choi
	Yongbai Choi, Authorized Person		Yongbai Choi, Authorized Person

Date: February 10, 2022		Date: February 10, 2022

VCVC MANAGEMENT V LLC		VCHC MANAGEMENT LLC
By: Cercano Legacy Manager LLC, its manager		By: Cercano Legacy Manager LLC, its manager

By:	/s/ Yongbai Choi	By:	/s/ Yongbai Choi
	Yongbai Choi, Authorized Person		Yongbai Choi, Authorized Person

Date: February 10, 2022		Date: February 10, 2022

COUGAR INVESTMENT HOLDINGS LLC
By: Cercano Management LLC, Investment Manager

By:	/s/ Yongbai Choi
Yongbai Choi, Vice President

Date: February 10, 2022